UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2013

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2013, Unwired Planet, Inc. and certain of its subsidiaries (collectively referred to as the “Company” or “UP”), including its indirect subsidiary, Unwired Planet, LLC (“UP LLC”), entered into a Master Sale Agreement (the “MSA”) with Telefonaktiebolaget L M Ericsson (publ) and an indirect subsidiary (collectively referred to herein as “Ericsson”) pursuant to which such subsidiary of Ericsson will transfer and sell 2,185 patents and patent applications (the “Ericsson Transferred Patent Portfolio”) to UP LLC in exchange for certain ongoing rights to revenues generated from the Ericsson Transferred Patent Portfolio and the Company’s patent portfolio, as summarized below (the “Patent Purchase”). At or prior to the closing, UP will transfer all of its patents not previously transferred to UP LLC. The Ericsson Transferred Patent Portfolio consists of 825 patent families and includes 1,922 issued patents and 263 patent applications covering technology utilized in telecommunications infrastructure including signal processing, network protocols, radio resource management, voice/text applications, mobility management, software, hardware and antennas. Of the 1,922 issued patents, 753 are United States patents. Pursuant to the MSA, during the period commencing on January 1, 2014 and ending five years thereafter, Ericsson also will assign to UP LLC, for no additional consideration, 100 patents each year (a portion of which will be United States patents) selected by Ericsson (the “Additional Patents”), provided that Ericsson may choose to accelerate such contribution to be made at one time or over a shorter period of time. Capitalized terms used but not defined in this Current Report on Form 8-K (this “Report”) are defined in the MSA.

In consideration for the Ericsson Transferred Patent Portfolio and the Additional Patents, UP will pay Ericsson the following portion of UP LLC’s cumulative gross revenue on a quarterly basis in accordance with the provisions of the MSA (the “Gross Revenue Payments”): (i) 20% of the amount of Cumulative Gross Revenue, until the Cumulative Gross Revenue equals $100 million; plus (ii) 50% of the amount of Cumulative Gross Revenue in excess of $100 million, until the Cumulative Gross Revenue equals $500 million; plus (iii) 70% of the amount of Cumulative Gross Revenue in excess of $500 million. Revenue sharing may be adjusted in Ericsson’s favor in certain circumstances as described below.

The MSA also provides that in connection with a UP Change of Control, Ericsson will have the right either to (i) terminate the MSA and receive a cash payment (the “Sale Payment”) or (ii) elect to continue the MSA in full force and effect and not receive the Sale Payment. In the event Ericsson elects to receive the Sale Payment, such Sale Payment will be equal to Ericsson’s share of the fair market value of all patents and other assets owned or held by UP LLC (the “Patent FMV”). The Patent FMV will be determined in accordance with the mechanism set forth in the MSA. After such Patent FMV has been determined it will be deemed incremental “Cumulative Gross Revenue” and distributed in accordance with the formula for Gross Revenue Payments set forth above. Notwithstanding the foregoing, if a UP Change of Control occurs within three years of the consummation of the transactions contemplated by the MSA and Ericsson elects to receive the Sale Payment, the Sale Payment will be at least $1.05 billion less Gross Revenue Payments actually received by Ericsson prior to the consummation of the UP Change of Control.

Pursuant to the MSA and certain Ancillary Agreements, UP LLC granted or will grant Ericsson licenses and other rights under the Ericsson Transferred Patent Portfolio and all other Patents owned or controlled by UP LLC. The Ericsson Transferred Patent Portfolio is also subject to certain encumbrances relating to existing Ericsson licensees. UP LLC remains unrestricted in the licensing of its existing patent portfolio without any additional encumbrances as a result of the transaction. Additionally, pursuant to the MSA, UP has agreed not to engage in, or provide services to any Person who conducts or otherwise engages in, the business of generating revenue or otherwise monetizing Patents through licensing or selling of Patents or initiation or participation in litigation or other legal proceedings to protect and enforce any Patent or any other intellectual property right or any other business that is competitive with the business of UP LLC. During a specified period following the closing of the Patent Purchase, with respect to certain patents, the MSA establishes revenue sharing adjustments in favor of Ericsson if UP LLC grants licenses (or similar rights) below certain agreed-upon royalty rates. Additionally, pursuant to the MSA with respect to the Ericsson Transferred Patent Portfolio and to the extent applicable, UP LLC has accepted an obligation to behave in a manner that is fair, reasonable and non-discriminatory (“FRAND”). The aggregate result of these commitments together with other obligations contained in these documents is such that UP LLC will pursue recurring revenue license arrangements that reflect the fair value of its entire patent portfolio, while at the same time respecting Ericsson’s existing commitments, customers and, to the extent applicable, any FRAND obligations. UP LLC believes that such an approach will maximize value for its shareholders over the long term, but such arrangements may take a longer period of time to achieve and may result in smaller upfront payments, as compared to lump sum perpetual licensing.

Consummation of the Patent Purchase is subject to customary closing conditions, including the expiration or termination of all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”). The MSA provides that if the United States Department of Justice Antitrust Division or Federal Trade Commission Bureau of Competition initiates a preliminary investigation or requests that the parties provide additional information and materials on a voluntary basis, then UP may withdraw and refile its Premerger Notification and Report up to two times in accordance with the HSR Act requirements. The MSA grants Ericsson and the Company certain customary termination rights, including that any party may terminate the MSA if the Patent Purchase has not been consummated prior to May 10, 2013.

Additionally, during the three years following the closing of the Patent Purchase and subject to certain notice and dispute mechanisms provided in the MSA, the Company has the right to terminate the MSA in the event of the existence of certain undisclosed encumbrances on the Ericsson Transferred Patent Portfolio that materially encumber and materially adversely impact UP LLC’s ability to derive value from the Ericsson Transferred Patent Portfolio taken as a whole (an “Encumbrance Termination”). If the Company effects an Encumbrance Termination, UP LLC will transfer to Ericsson all of UP LLC’s right, title and interest in and to the Ericsson Transferred Patent Portfolio and other Patents assigned or sold to UP LLC by Ericsson any time prior to the effective date of such termination (collectively, the “Assigned Back Patents”). After an Encumbrance Termination, Ericsson will retain the rights to gross revenue primarily attributable to the Assigned Back Patents, UP LLC will retain the rights to gross revenue attributable to Other Patents and Ericsson and the Company will share the rights to gross revenue primarily attributable to both Assigned Back Patents and any Other Patents, to be distributed in accordance with the Gross Revenue Payments formula set forth above.

The MSA also provides that upon the occurrence of any Trigger Event (defined below), Ericsson will be entitled to monetary damages of at least $1.05 billion less Gross Revenue Payments actually received by Ericsson prior to the date such amount of damage is paid. A “Trigger Event” includes: (a) any representation or warranty in the MSA and the ancillary documents (collectively, the “Purchase Documents”) failing to be true and correct and that would result in a material adverse effect; (b) a default in the payment of obligations under the Purchase Documents in an aggregate amount exceeding $5 million (except in the case of a good faith dispute); (c) a knowing or willful, uncured default in the performance of any other material covenant, condition or agreement contained in the Purchase Documents or a default in the performance of any other material covenant, condition or agreement contained in the Purchase Documents that would reasonably be expected to result in an Insolvency Event; (d) any event or condition that results in the acceleration of more than $5 million in indebtedness of UP LLC or its members, or UP LLC or its members failing to pay more than $5 million of indebtedness at maturity; (e) the commencement of certain bankruptcy proceedings and other Insolvency Events; (f) the failure by UP LLC or its members to pay one or more final judgments in an aggregate amount exceeding $5 million (to the extent not covered by insurance); or (g) the Company asserting in writing that any provision of the Purchase Documents is not a legal, valid and binding obligation of any party thereto, or that any guarantees or any security interests purported to be created by the Purchase Documents are not in full force and effect including, if applicable, a valid and perfected security interest in the securities, assets or properties covered thereby.

In connection with the closing of the Patent Purchase, the Company will amend and restate the operating agreement for UP LLC (the “Operating Agreement”) to include provisions regarding, among other things, the specific operations, purpose and activities of UP LLC, including certain covenants which restrict the activities of UP LLC. In connection with the closing of the Patent Purchase, the Company will terminate its credit facility with Silicon Valley Bank, dated as of January 23, 2009, provided that the Company will be able to maintain certain letters of credit under the credit facility to the extent such letters of credit are fully cash collateralized. The amount expected to be collateralized is approximately $18.0 million and will be reflected as restricted cash on the Company’s balance sheet; approximately $16.5 million of this amount relates to the lease on the Company’s prior headquarters which expires in June 2013, after which time that amount of cash will no longer be restricted. Also in connection with the Patent Purchase, UP LLC will enter into a security agreement in favor of Ericsson pursuant to which UP LLC will grant Ericsson a lien on all of UP LLC’s assets. In addition, the members of UP LLC, which are subsidiaries of the Company, have agreed to guarantee the obligations of UP LLC under the MSA and have pledged all of their assets, including the equity interests of UP LLC, to Ericsson to secure such obligations. A default under the applicable security agreements will occur upon the occurrence of a Trigger Event.

The MSA and the Operating Agreement contain other terms and conditions, including, but not limited to representations and warranties, provisions related to post-closing operations of UP LLC, restrictions on the transfer of interests in UP LLC, tax matters and confidentiality. The MSA also contains negative covenants limiting or prohibiting certain post-closing activities of UP LLC, including limitations on changes to UP LLC’s business purpose. The foregoing summary is qualified in its entirety by the text of the MSA and the Operating Agreement. A copy of the Operating Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A redacted copy of the MSA will be filed as an exhibit to this Report by amendment on or about January 14, 2013, and upon filing will be incorporated herein by reference. The Company intends to submit a FOIA Confidential Treatment Request to the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that it be permitted to redact certain portions of the Agreement. The omitted material will be included in the request for confidential treatment.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Patent Purchase, the Company engaged Evercore Group L.L.C. (“Evercore”) to provide financial advisory services pursuant to a letter agreement entered into on January 10, 2013 (the “Letter Agreement”). Among other things, the Letter Agreement provides that in consideration for the advisory services provided by Evercore, the Company will pay Evercore fees in connection with the Patent Purchase in the form of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Pursuant to the Letter Agreement, one million Shares shall be issued following the consummation of the Patent Purchase and up to 1.2 million additional Shares shall be issued, if at all, depending upon the volume weighted average trading price of the Company’s Common Stock during the two-year period following the consummation of the Patent Purchase (the “Completion”) as follows (the “Post-Completion Success Fees”):

•

If during the one-year period following Completion, the volume weighted average trading price of the Common Stock over any 20 consecutive trading days equals or exceeds $3.00, the Company shall issue Evercore an additional 500,000 Shares; and

•

If during the two-year period following Completion, the volume weighted average trading price of the Common Stock over any 20 consecutive trading days equals or exceeds $5.00, the Company shall issue Evercore an additional 700,000 Shares.

The Letter Agreement also provides that the Company will pay Evercore a cash fee in lieu of the Post-Completion Success Fees if a change of control of the Company occurs within two years from the date of Completion.

The Shares shall be issued to Evercore in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. The Letter Agreement contains representations to support the Company’s reasonable belief that Evercore had access to information concerning the Company’s operations and financial condition, that Evercore is acquiring the Shares for its own account and not with a view to the distribution thereof, and that Evercore is an “accredited investor” as defined by Rule 501 promulgated under the Securities Act.

Item 7.01 Regulation FD Disclosure.

The Company will host a conference call on January 10, 2013 at 5:00 p.m. Eastern Time to discuss certain information regarding the entry into the MSA and Patent Purchase with Ericsson. A copy of the investor presentation prepared by the Company for use during the call is attached hereto as Exhibit 99.1. Interested parties may access the conference call over the Internet through the Company’s website at www.unwiredplanet.com or by telephone at (877) 941-2068 or (480)-629-9712 (international). A replay of the conference call will be available for three weeks (until January 31), beginning at 6:00 p.m. Eastern Time on January 10, 2013 by calling (800) 406-7325. The replay can be accessed internationally by calling (303) 590-3030, access code: 4590216.

The information furnished by the Company pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 8.01 Other Events

In connection with the entry into the MSA and Patent Purchase, the Company issued a press release, a copy of which is filed as Exhibit 99.2 to this Report and is incorporated by reference herein.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This Report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this Report are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. These forward-looking statements are subject to a number of risks, including, but not limited to the ability of the parties to the MSA to consummate the proposed transaction in light of the various closing conditions set forth in the MSA and other transaction documents (including those conditions related to HSR approval), the expiration of encumbrances on the Ericsson Patent Portfolio, the potential value and synergies created by the Patent Purchase, including the future market for smartphones and 3G/4G mobile phone shipments and the ability of the Company to realize and monetize the value of the Company’s intellectual property as well as those risk factors discussed in filings with the SEC, including but not limited to the Company’s Annual Report on Form 10-K filed on September 7, 2012, and any subsequently filed reports on Forms 10-Q and 8-K or amendments thereto. The Company undertakes no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Amended and Restated Operating Agreement of Unwired Planet, LLC

99.1	Investor Presentation of Unwired Planet, Inc.

99.2	Press release, dated January 10, 2013, announcing Unwired Planet Inc.’s entry into the Master Sale Agreement with Telefonaktiebolaget L M Ericsson (publ)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

	By:	/s/ Michael Mulica
Dated: January 10, 2013	Name:	Michael Mulica
	Title:	Chief Executive Officer